                               WARRANT AGREEMENT

                                 BY AND AMONG

                     INTERNATIONAL TECHNOLOGY CORPORATION

                                      AND

                    CERTAIN WARRANT HOLDERS DEFINED HEREIN



                         DATED AS OF NOVEMBER 20, 1996

          WARRANT AGREEMENT dated as of November 20, 1996 between International Technology Corporation, a Delaware corporation (the "Company") and Carlyle Partners II, L.P. ("CPII"), a Delaware limited partnership, Carlyle Partners
                    ----
III, L.P. ("CPIII"), a Delaware limited partnership, Carlyle International
            -----
Partners II, L.P. ("CIPII") a Cayman Islands limited partnership, Carlyle
                    -----
International Partners III, L.P. ("CIPIII"), a Cayman Islands limited
                                   ------
partnership, C/S International Partners ("C/SIP"), a Cayman Islands partnership,
                                          -----
Carlyle Investment Group, L.P. ("CIG"), a Delaware limited partnership,
                                 ---
Carlyle-IT Partners, L.P. ("CIT"), a Delaware limited partnership, Carlyle-IT
                            ---
International Partners, L.P. ("CITI"), a Cayman Islands limited partnership,
                               ----
and Carlyle-IT International Partners, L.P. ("CITII"), a Cayman Islands
                                              -----
limited partnership, each of which is a limited partnership of which TC Group, L.L.C. is the general partner (collectively, the "Warrant Holders").

          WHEREAS, the Company and the Warrant Holders have entered into that certain Securities Purchase Agreement dated as of August 28, 1996 (the "Purchase Agreement") pursuant to which the Company proposes, in part, to issue to the Warrant Holders, or their designees, warrants (the "Warrants") to purchase up to an aggregate of five million (5,000,000) shares of Common Stock, $.01 par value per share of the Company (the "Common Stock," and the Common Stock issuable on exercise of the Warrants being referred to herein as the "Warrant Shares"). Certain terms used herein and not elsewhere defined are defined in the Purchase Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

          SECTION 1.  Warrant Certificates. The certificates evidencing the
                      --------------------
Warrants (the "Warrant Certificates") to be delivered pursuant to this Warrant Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto.

          SECTION 2.  Execution of Warrant Certificates. Warrant Certificates
                      ---------------------------------
shall be signed on behalf of the Company by its Chairman of the Board or its President or a Vice President and by its Secretary or an Assistant Secretary under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board of Directors, President, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be delivered or disposed of he shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

          In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been disposed of by the Company, such Warrant Certificates nevertheless may be delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

          SECTION 3.  Registration. The Company shall number and register the
                      ------------
Warrant Certificates in a register as they are issued. The Company may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes, and shall not be affected by any notice to the contrary.

          SECTION 4.  Registration of Transfers and Exchanges. The Company shall
                      ---------------------------------------
from time to time register the transfer of any outstanding Warrant Certificates in a Warrant register to be maintained by the Company upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled and disposed of by the Company.

          The Warrant holders agree that prior to any proposed transfer of the Warrants or of the Warrant Shares, if such transfer is not made pursuant to an effective Registration Statement under the Securities Act of 1933, as amended (the "Act"), or an opinion of counsel, reasonably satisfactory in form and substance to the Company, that the Warrant or Warrant Shares may be sold publicly without registration under the Act, the Warrant holder will, if requested by the Company, deliver to the Company:

               (1) an investment representation reasonably satisfactory to the Company signed by the proposed transferee;

               (2) an agreement by such transferee to the impression of the restrictive investment legend set forth below on the Warrant or the Warrant Shares;

               (3) an agreement by such transferee that the Company may place a notation in the stock books of the Company or a "stop transfer order" with any transfer agent or registrar with respect to the Warrant Shares; and

               (4) an agreement by such transferee to be bound by the provisions of this Section 4 relating to the transfer of such Warrant or Warrant Shares.

          The Warrant holders agree that each certificate representing Warrants or Warrant Shares will bear the following legend until such Warrants or Warrant Shares have been sold pursuant to an effective registration statement under the
Act:

          "THE SECURITIES EVIDENCED OR CONSTITUTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE

          ABSENCE OF REGISTRATION UNDER SAID ACT AND THE RULES AND REGULATIONS THEREUNDER AND OF ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS."

          Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Company at its office for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be canceled and disposed of by the Company.

          SECTION 5.  Warrants; Exercise of Warrants.  Subject to the terms of
                      ------------------------------
this Agreement, each Warrant holder shall have the right, which may be exercised during the period commencing on the date hereof until 5:00 p.m., Eastern Time on _________, 2001 [NOTE: THE FIFTH ANNIVERSARY OF THE CLOSING DATE] (the "Exercise
                 ----
Period"), to receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price (as defined below) then in effect for such Warrant Shares. In the alternative, each Warrant holder may exercise its right, during the Exercise Period, to receive Warrant Shares on a net basis, such that, without the exchange of any funds, the Warrant holder receives that number of Warrant Shares otherwise issuable (or payable) upon exercise of its Warrants less that number of Warrant Shares having an aggregate fair market value (as defined below) at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid by the holder of the Warrant Shares. For purposes of the foregoing sentence, "fair market value" of the Warrant Shares will be determined in good faith by the Board of Directors (by a majority of the directors not elected by the holders of the Cumulative Convertible Preferred Stock of the Company, voting as a separate class ("Non-Preferred Stock Directors)), as of the date of any such exercise. Such determination may be challenged in good faith by holders of a majority of the Warrants, and any dispute shall be resolved at the Company's cost, by determination of an investment banking firm of recognized national standing selected by the Company and acceptable to such Warrant holder, which shall be made in good faith and be conclusive about manifest error; provided, however,
                                                           --------  -------
that in the event that the determination by the investment banking firm deviates from the Company's determination by no more than 5%, then the cost to the Company of the retention of the investment banking firm shall be borne by the Warrant holders challenging the Company's determination. Each Warrant not exercised prior to 5:00 p.m., Eastern Standard Time, on _________, 2001 [NOTE:
                                                                         ----
THE FIFTH ANNIVERSARY OF THE CLOSING DATE] shall become void and all rights thereunder and all rights in respect thereof under this agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants.

          A Warrant may be exercised upon surrender to the Company at its office designated for such purpose (the address of which is set forth in Section 14 hereof) of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, and upon payment to the Company of the exercise price (the "Exercise Price") which is set forth in the form of Warrant Certificate attached hereto as Exhibit A as adjusted as herein provided, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made (i) in cash or by certified or official bank check payable to the order of the Company or (ii) in the manner provided in the first paragraph of this Section 5.

          Subject to the provisions of Section 6 hereof, upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the holder and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 11; provided, however, that if any consolidation, merger or lease or sale of assets
--------  -------
is proposed to be effected by the Company as described in Subsection 10(o) hereof, or a tender offer or an exchange offer for shares of Common Stock of the Company shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than two business days thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence together with cash as provided in Section 11. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

          The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued and delivered by the Company and at its expense pursuant to the provisions of this Section and of Section 2 hereof.

          All Warrant Certificates surrendered upon exercise of Warrants shall be canceled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders during normal business hours at its office.

          SECTION 6. Payment of Taxes. The Company will pay all documentary
                     -----------------
stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required
                      --------  -------
to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          SECTION 7.  Mutilated or Missing Warrant Certificates. In case any of
                      -----------------------------------------
the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also reasonably satisfactory to it. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

          SECTION 8.  Reservation of Warrant Shares. The Company will at all
                      -----------------------------
times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

          The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each holder pursuant to Section 13 hereof.

          Before taking any action which would cause an adjustment pursuant to
Section 10 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

          The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

          SECTION 9.  Stock Exchange Listings. The Company will from time to
                      -----------------------
time take all action, at its expense, which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed and maintained on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed and register under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), all shares of Common Stock from time to time issuable upon exercise if and at the time that any existing shares of the Company's capital stock are so registered.

          SECTION 10.  Adjustment of Exercise Price and Number of Warrant Shares
                       ---------------------------------------------------------
Issuable. The Exercise Price and the number and kind of Warrant Shares issuable
--------
upon the
exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 10. For purposes of this
Section 10, "Common Equity" means all shares now or hereafter authorized of any class of common stock of the Company (including the Common Stock) and any other stock of the Company, however designated, authorized after the date hereof, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

          (a)  Adjustment for Change in Capital Stock.
               --------------------------------------

          If the Company:

               (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Equity;

               (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

               (3) combines its outstanding shares of Common Stock into a smaller number of shares; or

               (4) issues by reclassification of its Common Stock any shares of its capital stock;

then the Exercise Price and the number and kind of shares of capital stock of the Company issuable upon the exercise of a Warrant (as in effect immediately prior to such action) shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive for the same aggregate Exercise Price the aggregate number and kind of shares of capital stock of the Company that he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

          The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

          Such adjustment shall be made successively whenever any event listed above shall occur. If, after an adjustment referred to in clauses (1) through
(4) above, a holder of Warrants upon exercise of such Warrant may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price with respect to each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this
Section 10(a).

          (b)  Adjustment for Rights Issue.
               ---------------------------

          If the Company distributes any rights, options or warrants entitling a holder thereof to substitute for or purchase any share of Common Stock of the Company ("Rights") to all holders of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the Current Market Price (as defined in Subsection 10(h) below) per share on the date of distribution of such Rights, the Exercise Price shall be adjusted in accordance with the formula:

                                     N x P
                                     -----
                       E'   =   E x  O + M
                                     -----
                                     O + N
where:
   E'  =  the adjusted Exercise Price.
   E   =  the then current Exercise Price.
   O   =  the number of shares of Common Stock outstanding on the record date.
   N   =  the number of additional shares of Common Stock offered.
   P   =  the offering price per share of the additional shares of Common
          Stock.
   M   =  the Current Market Price per share of Common Stock on the record date.

          The adjustment shall be made successively whenever any such Rights are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such Rights. If at the end of the period during which such Rights are exercisable, not all Rights shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

          (c)  Adjustment for Other Distributions.
               ----------------------------------

          If the Company distributes to all holders of shares of its Common Stock (i) any shares of any class of capital stock of the Company other than its Common Equity, (ii) any evidence of indebtedness or other securities of the Company or any subsidiary of the Company, or (iii) cash or any other assets of the Company (including securities, but excluding (x) those dividends, Rights and distributions referred to above in Subsections 10(a) and 10(b) and in Subsection 10(d) and 10(e), and (y) dividends and distributions paid exclusively in cash and (z) distributions upon mergers or consolidations to which Subsection 10(o) applies), the Exercise Price shall be adjusted in accordance with the formula:

                                E' = E x M - F
                                         -----

                                           M

where:

   E'  =  the adjusted Exercise Price.

   E   =  the then current Exercise Price.

   M   =  the Current Market Price per share of Common Stock on the record date mentioned below.

   F   =  the fair market value on the record date of the capital stock, indebtedness, other securities cash or assets distributed per share of Common Stock.

          The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

          (d)  Adjustment for Common Stock Issue.
               ---------------------------------

          If the Company issues shares of Common Stock for a consideration per share less than the Current Market Price per share on the date the Company issues such additional shares, the Exercise Price shall be adjusted in accordance with the formula:

                                             P
                                             -
                                E' = E x O + M
                                         -----
                                           A
where:

  E'  =   the adjusted Exercise Price.

  E   =   the then current Exercise Price.

  O   =   the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares.

  P   =   the aggregate consideration received for the issuance of such additional shares.

  M   =   the Current Market Price per share on the date of issuance of such additional shares.

  A   =   the number of shares of Common Stock outstanding immediately after the issuance of such additional shares.

          The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. This Subsection 10(d) does not apply to (i) any transaction or issuance described in Subsections 10(a), (b), (c) or (e); (ii) the exercise of Warrants, conversion of the Company's 7% Cumulative Convertible Exchangeable Preferred

Stock or Cumulative Convertible Participating Preferred Stock or the conversion, exchange or exercise of, other securities whose issuance was the subject of an adjustment pursuant to Subsections 10(b), (c) or (e); (iii) Common Stock issued to the Company's employees under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this Subsection 10(d), but only to the extent that (x) such shares are issued pursuant to employee stock options with an exercise price not less than the Current Market Price on the date of issuance of such option or (y) the aggregate number of shares otherwise excluded hereby (together with the aggregate number of shares issuable upon conversion, exchange or exercise of the securities excluded by clause (iii) of Subsection 10(e) below) and issued after the date hereof do not exceed 5% of the Common Stock outstanding at the time of any such issuance; (iv) Common Stock issued to acquire, or in the acquisition of, all or any portion of a business as a going concern, in an arm's-length transaction between the Company and an unaffiliated third party, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger, consolidation or otherwise, or (v) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting.

          (e)  Adjustment for Convertible Securities Issue.
               -------------------------------------------

          If the Company issues any Rights (other than securities issued in transactions described in Subsections 10(b) and (c) above) and for a consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such Rights that is less than the Current Market Price per share on the date of issuance of such Rights, the Exercise Price shall be adjusted in accordance with this formula:

                                             P
                                             -
                                E' = E x O + M
                                         -----
                                         O + D
where:

  E'  =   the adjusted Exercise Price.

  E   =   the then current Exercise Price.

  O   =   the number of shares of Common Stock outstanding immediately prior to the issuance of such Rights.

  P   =   the aggregate consideration received for the issuance of such Rights.

  M   =   the Current Market Price per share  on the date of issuance of such
          Rights.

  D   =   the maximum number of shares deliverable upon conversion or in exchange for or upon exercise of such Rights at the initial conversion, exchange or exercise rate permissible thereunder.

          The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If all of the Common Stock deliverable upon conversion, exchange or exercise of such Rights has not been issued when such Rights are no longer outstanding, then the Exercise Price shall promptly be readjusted to the Exercise Price that would then be in effect had the adjustment upon the issuance of such Rights been made on the basis of the actual number of shares of Common Stock issued upon conversion, exchange or exercise of such Rights.

          This Subsection 10(e) does not apply to (i) the issuance of any such securities to acquire, or in the acquisition of, all or any portion of a business as a going concern, in an arm's-length transaction between the Company and an unaffiliated third party, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger, consolidation or otherwise;
(ii) the issuance of any such securities in a bona fide public offering pursuant to a firm commitment underwriting; (iii) the issuance of any such securities to the Company's employees under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law, if such securities would otherwise be covered by this Subsection 10(e) (but only to the extent that the aggregate number of shares issuable upon the conversion, exchange or exercise of the aggregate number of securities excluded hereby (together with the aggregate number of shares excluded by clause (iii)(y) of Subsection 10(d) above) and issued after the Initial Issue Date shall not exceed 5% of the Common Stock outstanding at the time of any such issuance), or
(iv) shares of Convertible Preferred Stock issued as PIK Dividends.

          (f) In case the Company or any of its subsidiaries shall, by dividend or otherwise, make distributions exclusively in cash (excluding any cash that is distributed upon a merger or consolidation to which Subsection 10(o) applies or as part of a distribution covered by Subsection 10(c)) to all the holders of Common Stock in an aggregate amount that, combined together with (i) the aggregate amount of all other such all-cash distributions to all holders of its Common Stock made within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this Subsection 10(f) or Subsection 10(g) has been made and (ii) the aggregate of any cash plus the fair market value of other consideration payable in respect of any tender or exchange offer or other stock repurchase program by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this Subsection 10(f) or Subsection 10(g) has been made exceeds 12.5% of the Company's Market Capitalization, on the record date for such distribution then, and in each such case, immediately after the close of business on such date of determination, the Exercise Price shall be adjusted in accordance with the formula:

                                E' = E x M - E
                                         -----
                                           M

where:

   E   =  the adjusted Exercise Price.

   E   =  the then current Exercise Price.

   M   =  the Current Market Price per share of Common Stock on the date fixed for determination times the number of shares of Common Stock outstanding on such date.

   E   =  the total amount of cash to be distributed at such time to holders of Common Stock.

"Market Capitalization" means, as of any date, the product of the Current Market Price of the Common Stock, as of such date, multiplied by the number of shares of Common Stock outstanding as of such date.

          (g) In the case of the consummation of a tender offer, exchange offer (other than an odd-lot offer) or other stock repurchase program made by the Company or any subsidiary thereof for all or any portion of the Common Stock involving the payment by the Company or such subsidiary of an aggregate consideration that, together with (i) any cash or other consideration payable in a tender offer, exchange offer or other stock repurchase program by the Company or any of its subsidiaries for Common Stock consummated within 12 months preceding the consummation of such tender offer, exchange offer or other stock repurchase program (the "Expiration Time") in respect of which no adjustment has been made pursuant to this Subsection 10(g) or Subsection 10(f), and (ii) the aggregate amount of all such all-cash distributions referred to in Subsection 10(f) above to all holders of Common Stock within the 12 months preceding such Expiration Time in respect of which no adjustments have been made, exceeds 12.5% of the Company's Market Capitalization as of the Trading Day (as defined below) next succeeding the Expiration Time, the Conversion Price shall be reduced in accordance with the formula:

                                E' = E x M - E
                                         -----
                                           N

where:

   E'  =  the adjusted Exercise Price

   E   =  the then current Exercise Price.

   M   =  the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Time times the number of shares of Common Stock outstanding at the Expiration Time (including any tendered, exchanged or purchased shares).

   N   =  the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Time times the number of shares of the Common Stock outstanding at the Expiration Time, less any shares purchased in such tender offer, exchange offer or other stock repurchase program.

   E   =  the fair market value of the aggregate consideration payable to stockholders upon consummation of such tender offer, exchange offer or other stock repurchase program.

The reduction shall become effective immediately prior to the opening of business on the day following the Expiration Time.

          (h)  Current Market Price.
               --------------------

          In Subsections 10(b)-(g), the Current Market Price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for 30 consecutive Trading Days commencing 45 trading days before the date in question (the "Current Market Price"). "Trading Day" means, with respect to any security, any day on which any market in which the applicable security is then traded and in which a Quoted Price may be ascertained is open for business. The "Quoted Price" means, with respect to Common Stock, the last reported sales price for Common Stock as reported by the NASD Automatic Quotations System, National Market System, or, if the Common Stock is listed or admitted for trading on a securities exchange, the last reported sales price of the Common Stock on the principal exchange on which the Common Stock is listed or admitted for trading (which shall be for consolidated trading if applicable to such exchange), or if not so reported or listed or admitted for trading, the last reported bid price of the applicable security in the over-the-counter market.
In the event that the Quoted Price cannot be determined as aforesaid, the Board of Directors (by a majority of the Non-Preferred Stock Directors) shall determine the Quoted Price on the basis of such quotations as it in good faith considers appropriate. Such determination may be challenged in good faith by the holders of a majority of the Warrants, and any dispute shall be resolved, at the Company's cost, by the determination of an investment banking firm of recognized national standing selected by the Company and acceptable to such holders of Warrants, which determination shall be made in good faith and be conclusive absent manifest error; provided, however, that in the event that the
                                  --------  -------
determination of the Quoted Price by the investment banking firm deviates by no more than 5% from the Company's determination of the Quoted Price, then the cost to the Company of the retention of the investment banking firm shall be borne by the holders of the Warrants challenging the Company's determination.

          (i)  Consideration Received.
               -----------------------

          For purposes of any computation respecting consideration received pursuant to Section 10, the following shall apply:

               (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

               (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (by a majority of the Non-Preferred Stock Directors), as evidenced by a written resolution thereof, and subject to the provisions of Subsection 10(q) below;

               (3) in the case of the issuance of Rights, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such Rights plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this Subsection).

          (j)  When De Minimis Adjustment May Be Deferred.
               ------------------------------------------

          No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price. Any adjustments which, by reason of this Section 10(j), are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

          All calculations under this Section 10(j) shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

          (k)  When No Adjustment Required.
               ---------------------------

          No adjustment in the Exercise Price need be made for a transaction referred to in Subsections 10(a)-(g) if Warrant holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

          No adjustment in the Exercise Price need be made for (i) rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest; and (ii) a change in the par value or no par value of the Common Stock. The Corporation shall take no action that would cause any adjustment under this Section 10 that would reduce the Exercise Price below the par value of the Common Stock. If an adjustment is made to the Exercise Price upon the establishment of a record date for a distribution subject to subsections 10(b) or 10(c) above and if such distribution is subsequently canceled, the Exercise Price then in effect shall be readjusted, effective as of the date when the Board of Directors determines to cancel such distribution, to the Exercise Price which would have been in effect if such record date had not been fixed. No adjustment in the Exercise Price need be made under Subsections 10(c), 10(f) and 10(g) above if the Company issues or distributes to each holder of Warrants the shares of capital stock, evidences of indebtedness, other securities of the Company or any subsidiary of the Company, assets, Rights or cash referred to in those subsections that each holder would have been entitled to receive had such Warrants been exercised prior to the happening of such event or the record date with respect thereto.

          To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

          (l)  Notice of Adjustment.
               --------------------

          Whenever the Exercise Price and/or exercise privilege is adjusted, the Company shall provide the notices required by Section 13 hereof.

          (m)  Voluntary Reduction.
               -------------------

          The Company from time to time may, by a vote of the Board of Directors (by a majority of Non-Preferred Stock Directors), reduce the Exercise Price by any amount for any period of time if the period is at least 20 business days and if the reduction is irrevocable during the period; provided, however, that in no
                                                   --------  -------
event may the Exercise Price be less than the par value of a share of Common Stock.

          Whenever the Exercise Price is reduced, the Company shall mail to Warrant holders a notice of the reduction. The Company shall mail the notice at least 20 business days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect.

          A reduction of the Exercise Price pursuant to this Subsection 10(m) does not change or adjust the Exercise Price otherwise in effect for purposes of Subsections 10(a)-(g).

          (n)  Notice of Certain Transactions.
               ------------------------------

          If:

               (1) the Company takes any action that would require an adjustment in the Exercise Price pursuant to Subsections 10(a), (c) or
          (f) and if the Company does not arrange for Warrant holders to participate pursuant to Subsection 10(k);

               (2) the Company takes any action that would require a supplemental Warrant Agreement pursuant to Subsection 10(o); or

               (3)  there is a liquidation or dissolution of the Company,

          then the Company shall mail to Warrant holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 20 business days before such date. Failure to mail the notice or any defect in it shall not affect the validity of any such transaction.

          (o)  Reorganization of Company.
               -------------------------

          In case of any consolidation, amalgamation, arrangement or merger of the Company with or into another person or any merger of another person with or into the Company (other than in a transaction to which Section 10(a) applies) or in case of any sale, or transfers of all or substantially all the assets of the Company, the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, sale or transfer if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The successor shall mail to Warrant holders a notice describing the supplemental Warrant Agreement.

          If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

          If this Subsection 10(o) applies, Subsections 10(a)-(g) do not apply.

          (p) In addition, in the event that any other transaction or event occurs to which the foregoing adjustment provisions are not strictly applicable but the failure to make any adjustment would adversely affect the rights represented by the Warrants in accordance with the essential intent and principles of such provisions, then, in each such case, either (i) the Company shall appoint an investment banking firm of recognized national standing, or any other financial expert that does not (or whose directors, officers, employees, affiliates or stockholders do not) have a direct or material indirect financial interest in the Company or any of its subsidiaries, who has not been, and, at the time it is called upon to give independent financial advice to the Company, is not (and none of its directors, officers, employees, affiliates or stockholders are) a promoter, director or officer of the Company or any of its subsidiaries, which will give their opinion upon or (ii) the Non-Preferred Stock Directors shall determine, consistent with such directors' fiduciary duties to the Company's stockholders, the adjustment, if any, on a basis consistent with the essential intent and principles established in the foregoing Exercise Price adjustment provisions, necessary to preserve, without dilution, the rights represented by the Warrants. Upon receipt of such opinion or determination, the Company shall promptly mail a copy thereof to the Warrant holders and will make the adjustments described therein.

          (q)  Certain Determinations.
               ----------------------

          Except as provided in the immediately following sentence, any determination that the Company, its Board of Directors or a majority of the Non-Preferred Stock Directors, as the case may be, must make pursuant to Subsection 10(a), (b), (c), (d), (e), (f), (g), (h), (i) or (k) shall be conclusive.
Whenever the Company, its Board of Directors or a majority of the Non-Preferred

Directors shall be required to make a determination under this Section 10, such determination shall be made in good faith and may be challenged in good faith by the holders of a majority of Warrants (with any Warrants held by the Company or any of its Affiliates not being considered to be outstanding for purposes of this Agreement), and any dispute shall be resolved at the Company's expense, by an investment banking firm of recognized national standing selected by the Company and acceptable to such Warrant holders; provided, however, that in the
                                                --------  -------
event the determination by such investment banking firm deviates by no more than 5% from the Company's determination, then the cost to the Company of the retention of the investment banking firm shall be borne by the Warrant holders challenging the Company's determination.

          (r)  When Issuance or Payment May Be Deferred.
               ----------------------------------------

          In any case in which this Section 10 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until after the occurrence of such event
(i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect immediately prior to such adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 11; provided, however, that the Company shall deliver to such holder a due bill or
--------  -------
other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

          (s)  Adjustment in Number of Shares.
               ------------------------------

          Upon each adjustment of the Exercise Price pursuant to this Section 10, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

                                  N' =  N x E
                                        -----
                                          E'
where:

   N' = the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

   E   =  the number or Warrant Shares previously issuable upon exercise of a
          Warrant by payment of the Exercise Price prior to adjustment.

   E'  =  the adjusted Exercise Price.

   E   =  the Exercise Price prior to adjustment.

          (t)  Special Conversion of Convertible Exchangeable Preferred Stock.
               --------------------------------------------------------------

          In the event that all the holders of the Company's 7% Cumulative Convertible Exchangeable Preferred Stock ("Convertible Exchangeable Preferred Stock") shall not have waived their rights that accrue pursuant to Section 8 of the Certificate of Designations of the Convertible Exchangeable Preferred Stock ("Convertible Exchangeable Preferred Stock Certificate of Designations") as a result of the Company's issuance of its Cumulative Convertible Participating Preferred Stock on the date hereof, then, (i) the Company shall send to the holders of the Convertible Exchangeable Preferred Stock not providing such waiver, as promptly as possible following the Closing Date, the Special Conversion Notice (as defined in the Convertible Exchangeable Preferred Stock Certificate of Designations) and (ii) upon expiration of the 45 day period following the provision of such Special Conversion Notice, the Exercise Price shall be adjusted in accordance with the following formula to adjust for the effects of the conversion of Convertible Exchangeable Preferred Stock at the Special Conversion Price (as defined in the Convertible Exchangeable Preferred Stock Certificate of Designations:

                         E'=E x (O/(O+P-((D/0.135)/X)))
where:

   E'  =  the adjusted Exercise Price.
   E   =  the then current Exercise Price.
   O   =  the number of shares of Common Stock outstanding immediately prior to the conversion of shares of Convertible Exchangeable Preferred Stock into Common Stock at the Special Conversion Price.
   P   =  the number of shares of Common Stock issued upon conversion of shares of Convertible Exchangeable Preferred Stock at a conversion price equal to the Special Conversion Price.
   D   =  the amount of annual dividends payable on the shares of Convertible
          Exchangeable Preferred Stock converted into Common Stock at the Special Conversion Price.
   X   =  the regular Conversion Price of the Convertible Exchangeable Preferred
          Stock (i.e, $5.84).

          (u)  Form of Warrants.
               ----------------

          Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

          SECTION 11.  Fractional Interests.  The Company shall not be required
                       --------------------
to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 11, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Exercise Price on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

          SECTION 12.  Financial Statements.
                       --------------------

               (a) Whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any of the Warrants remain outstanding, the Company shall furnish to the Warrant Holders (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, for so long as any Warrant remains outstanding, the Company shall furnish to the Warrant Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

               (b) The Company shall, so long as any of the Warrants are outstanding, deliver to the Warrant Holders, forthwith upon any Executive Officer of the Corporation becoming aware of any default under this Agreement, an Officers' Certificate specifying such default and what action the Company is taking or proposes to take with respect thereto.

          SECTION 13.  Notices to Warrant holders. Upon any adjustment of the
                       --------------------------
Exercise Price or exercise privileges pursuant to Section 10, the Company shall promptly thereafter (i) cause to be filed with the Company a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, which certificate shall, subject to Section 10(q) above, be conclusive evidence of the correctness of the matters set forth therein, upon exercise of a Warrant and payment of the adjusted Exercise Price, and (ii) cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this
Section 13.

          In case:

               (a) the Company shall authorize the issuance to all holders of shares of Common Stock of Rights to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

               (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in Subsection 10(a) hereof); or

               (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

               (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

               (e) the Company proposes to take any action (other than actions of the character described in Subsection 10(a)) which would require an adjustment of the Exercise Price pursuant to Section 10;

then the Company shall cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register, at least 20 days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such Rights or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or
(iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 13 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

          Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

          SECTION 14.  Notices to Company and Warrant Holder. Any notice or
                       -------------------------------------
demand authorized by this Agreement to be given or made by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed to the office of the Company expressly designated by the Company at its office for purposes of this Agreement (until the Warrant holders are otherwise notified in accordance with this Section by the Company), as follows:

                    International Technology Corporation
                    23456 Hawthorne Blvd.
                    Torrance, California 90505
                    Telephone   (310) 378-9933
                    Facsimile:  (310) 791-4770
                    Attention:  President
                    With a copy to:  Secretary

          Any notice pursuant to this Agreement to be given by the Company to the registered holder(s) of any Warrant Certificate shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until the Company is otherwise notified in accordance with this Section by such holder) to such holder at the address appearing on the Warrant register of the Company.

          SECTION 15.  Supplements and Amendments. The Company may from time to
                       --------------------------
time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of Warrant Certificates.

          SECTION 16.  Successors. All the covenants and provisions of this
                       ----------
Agreement by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns hereunder.

          SECTION 17.  Termination. This Agreement shall terminate at 5:00 p.m.,
                       -----------
Eastern Standard Time on ______, 2001. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised.

          SECTION 18.  Governing Law. This Agreement and each Warrant
                       -------------
Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be construed in accordance with the internal laws of said State.

          SECTION 19.  Benefits of This Agreement. Nothing in this Agreement
                       --------------------------
shall be construed to give to any person or corporation other than the Company and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the registered holders of the Warrant Certificates.

          SECTION 20.  HSR Act. Promptly (but in no event later than five days)
                       -------
after receipt of notice from any Warrant Holder of its intention to exercise any Warrants, the Company shall make all filings required to be made under the Hart-Scott-Rodino Improvements Act of 1976 (the "HSR Act") in connection with such exercise. The applicable waiting period, including any extension thereof, under the HSR Act shall have expired or been terminated prior to the issuance of any Warrant Shares upon exercise of Warrants.

          SECTION 21.  Counterparts. This Agreement may be executed in any
                       ------------
number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                           [Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                  INTERNATIONAL TECHNOLOGY CORPORATION



                                  By:     /s/ Anthony J. DeLuca
                                          -------------------------------------
                                  Name:   Anthony J. DeLuca
                                          -------------------------------------
                                  Title:  President and Acting Chief Executive
                                          -------------------------------------
                                          Officer
                                          -------------------------------------


                                  CARLYLE PARTNERS II, L.P.

                                  By:  TC Group, L.L.C., its General Partner

                                       By:  TCG Holdings, L.L.C., its Managing
                                             Member

                                  By:     /s/ Daniel A. D'Aniello
                                          -------------------------------
                                  Name:   Daniel A. D'Aniello
                                          -------------------------------
                                  Title:  Managing Director
                                          -------------------------------


                                  CARLYLE PARTNERS III L.P.

                                  By:  TC Group, L.L.C., its General Partner

                                       By:  TCG Holdings, L.L.C., its Managing
                                            Member

                                  By:     /s/ Daniel A. D'Aniello
                                          -------------------------------
                                  Name:   Daniel A. D'Aniello
                                          -------------------------------
                                  Title:  Managing Director
                                          -------------------------------

                                   CARLYLE INTERNATIONAL PARTNERS II, L.P.

                                   By:  TC Group, L.L.C., its General Partner

                                        By:  TCG Holdings, L.L.C., its Managing
                                             Member

                                   By:     /s/ Daniel A. D'Aniello
                                           -------------------------------
                                   Name:   Daniel A. D'Aniello
                                           -------------------------------
                                   Title:  Managing Director
                                           -------------------------------


                                   CARLYLE INTERNATIONAL PARTNERS III, L.P.

                                   By:  TC Group, L.L.C., its General Partner

                                        By:  TCG Holdings, L.L.C., its Managing
                                             Member

                                   By:     /s/ Daniel A. D'Aniello
                                           -------------------------------
                                   Name:   Daniel A. D'Aniello
                                           -------------------------------
                                   Title:  Managing Director
                                           -------------------------------



                                   C/S INTERNATIONAL PARTNERS

                                   By:  TC Group, L.L.C., its General Partner

                                        By:  TCG Holdings, L.L.C., its Managing
                                             Member

                                   By:     /s/ Daniel A. D'Aniello
                                           -------------------------------
                                   Name:   Daniel A. D'Aniello
                                           -------------------------------
                                   Title:  Managing Director
                                           -------------------------------

                                   CARLYLE INVESTMENT GROUP, L.P.

                                   By:  TC Group, L.L.C., its General Partner

                                        By:  TCG Holdings, L.L.C., its Managing
                                             Member

                                   By:     /s/ Daniel A. D'Aniello
                                           -------------------------------
                                   Name:   Daniel A. D'Aniello
                                           -------------------------------
                                   Title:  Managing Director
                                           -------------------------------


                                   CARLYLE-IT PARTNERS, L.P.

                                   By:  TC Group, L.L.C., its General Partner

                                        By:  TCG Holdings, L.L.C., its Managing
                                             Member

                                   By:     /s/ Daniel A. D'Aniello
                                           -------------------------------
                                   Name:   Daniel A. D'Aniello
                                           -------------------------------
                                   Title:  Managing Director
                                           -------------------------------



                                   CARLYLE-IT INTERNATIONAL PARTNERS, L.P.

                                   By:  TC Group, L.L.C., its General Partner

                                        By:  TCG Holdings, L.L.C., its Managing
                                             Member

                                   By:     /s/ Daniel A. D'Aniello
                                           -------------------------------
                                   Name:   Daniel A. D'Aniello
                                           -------------------------------
                                   Title:  Managing Director
                                           -------------------------------

                                   CARLYLE INTERNATIONAL PARTNERS II, L.P.

                                   By:  TC Group, L.L.C., its General Partner

                                        By:  TCG Holdings, L.L.C., its Managing
                                             Member

                                   By:     /s/ Daniel A. D'Aniello
                                           -------------------------------
                                   Name:   Daniel A. D'Aniello
                                           -------------------------------
                                   Title:  Managing Director
                                           -------------------------------

                                                                       EXHIBIT A

                         [FORM OF WARRANT CERTIFICATE]

                                     [FACE]

"THE SECURITIES EVIDENCED OR CONSTITUTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SAID ACT AND THE RULES AND REGULATIONS THEREUNDER AND OF ALL APPLICABLE STATE SECURITIES OR
"BLUE SKY" LAWS OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS."

          EXERCISABLE ON OR BEFORE NOVEMBER 20, 2001

No.                                                               _____ Warrants
                              Warrant Certificate

                      INTERNATIONAL TECHNOLOGY CORPORATION

          This Warrant Certificate certifies that [         ] or registered
assigns, is the registered holder of Warrants expiring November 20, 2001 (the "Warrants") to purchase Common Stock, $.01 par value (the "Common Stock"), of International Technology Corporation, a Delaware corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company on or before 5:00 p.m. Eastern Standard Time on November 20, 2001, one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the exercise price of $12 (the "Exercise Price"), payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement. The Exercise Price and number and kind of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

          No Warrant may be exercised after 5:00 p.m., Eastern Time on November 20, 2001, and to the extent not exercised by such time such Warrants shall become void.

          Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Warrant Certificate shall not be valid unless countersigned by the Company, as such term is used in the Warrant Agreement.

          IN WITNESS WHEREOF, ____________________________ has caused this Warrant Certificate to be signed by its President and by its Secretary and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated:

                                INTERNATIONAL TECHNOLOGY
                                CORPORATION


                                By ______________________
                                    President


                                By ______________________
                                    Secretary

                         [FORM OF WARRANT CERTIFICATE]

                                   [REVERSE]

          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring November 20, 2001 entitling the holder on exercise to receive shares of Common Stock, $.01 par value, of the Company (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement dated as of November 20, 1996 (the "Warrant Agreement"), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants (the "Warrant Holders"). A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

          Warrants may be exercised at any time on or before November 20, 2001. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash at the office of the Company designated for such purpose. In the alternative, each Warrant Holder may exercise its right, during the Exercise Period, as defined in the Warrant Agreement, to receive Warrant Shares on a net basis, such that, without the exchange of any funds, the Warrant Holder receives that number of Warrant Shares otherwise issuable (or payable) upon exercise of its Warrants less that number of Warrant Shares having an aggregate fair market value (as defined below) at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid by the Warrant Holder of the Warrant Shares. For purposes of the foregoing sentence, "fair market value" of the Warrant Shares will be determined in the manner set forth in the Warrant Agreement. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. Except as provided in Section 10 of the Warrant Agreement, no adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

          The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

          The holders of the Warrants are entitled to certain registration rights with respect to the Common Stock purchasable upon exercise thereof. Said registration rights are set forth in full in a Registration Rights Agreement dated as of November 20, 1996, between the Company and the certain Warrant Holders. A copy of the Registration Rights may be obtained by the holder hereof upon written request to the Company.

          Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

          Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                         [FORM OF ELECTION TO PURCHASE]

                   (TO BE EXECUTED UPON EXERCISE OF WARRANT)

          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ shares of Common Stock and herewith tenders payment for such shares to the order of International Technology Corporation in the amount of $______ or by delivery of ___ Warrants or in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of ________________, whose address is _______________________________ and that such shares be delivered to ________________ whose address is ___________ ______________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder after giving effect to any delivery of Warrants in payment of the Exercise Price, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________, whose address is _________________________, and that such
Warrant Certificate be delivered to _________________, whose address is
__________________.


                                 Signature:



Date: